Exhibit 99.2

Waitr Incorporated Reports Recent Business Highlights

Strong 2Q18 Revenue Growth, Increased Outlook for Full Year 2018

LAKE CHARLES, LA, August 2, 2018 —Waitr Incorporated (“Waitr”) today reported recent business highlights for the second quarter ended June 30, 2018.

As previously announced, Waitr has entered into an agreement for a business combination with Landcadia Holdings, Inc. (Nasdaq: LCA) (“Landcadia”), a special purpose acquisition company, which is expected to be completed later this year.

Highlights

•	Gross food sales[1] for the second quarter of 2018 increased 136% over the comparable quarter of 2017, which drove a year-over-year increase in revenue of 229% for the same period. Due to the strong second quarter results, Waitr is increasing its revenue outlook for full year 2018 to between $62 million and $67 million, up from its previous outlook of between $60 million and $65 million.
•	Waitr is now in 34 markets, up from 15 markets in the second quarter of 2017 and 29 markets in the first quarter of 2018.
•	Waitr now has 5,933 contracted restaurants, up 179% from the second quarter of 2017.
•	Waitr now has 678,818 active diners,[2] up 179% from the second quarter of 2017.

"We are very pleased with the results in the second quarter,” said Chris Meaux, founder and Chief Executive Officer of Waitr. “These results exceeded our expectations, allowing us to increase our outlook for the year. Our partnership with Landry’s has also helped to accelerate our growth during the quarter. We currently have 57 of Landry’s restaurants on our platform and expect to add additional restaurants by the end of the year. We believe that our strong position in our current markets, proven expansion strategy, strong value proposition to customers and restaurants, differentiated proprietary technology platform and high growth business model built in a capital efficient manner has positioned us well for the long term.”

“We are excited about the pending merger with Landcadia which we expect will provide us with the capital to accelerate our growth in our current markets, expand into new markets and take advantage of potential opportunistic acquisitions,” continued Meaux. “We are on track to complete the proposed transaction later this year.”

1 Gross food sales represents food and beverage receipts, plus taxes, prepaid gratuities and delivery fees.

2 Active diners represents diners who have placed an order over the past 12 months.

Full Year 2018 Outlook

	Updated Outlook	Previous Outlook
Gross food sales	Between $260 million and $280 million	Between $255 million and $275 million
Revenue	Between $62 million and $67 million	Between $60 million and $65 million
Markets	45+	45+

Landcadia has posted an updated presentation including the business highlights presented herein at www.landcadiaholdings.com.

Preliminary Results

The financial results presented in this press release are preliminary and unaudited. They are subject to the completion and finalization of Waitr’s financial and accounting procedures, and reflect management’s estimate based solely upon information available to management as of the date of this press release. Further information learned during that completion and finalization may alter the final results. In addition, the preliminary estimates should not be viewed as a substitute for full quarter financial statements prepared in accordance with generally accepted accounting principles in the United States of America.

About Landcadia Holdings, Inc.

Landcadia Holdings, Inc. is a blank check company formed for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more businesses.

About Waitr Incorporated

Founded in 2013 and based in Lake Charles, Louisiana, Waitr is a leader in on-demand food ordering and delivery. Its platform connects local restaurants to hungry diners in underserved markets in America’s heartland. Waitr is the most convenient way to discover, order and receive great food from the best local restaurants and national chains. Today, Waitr has 5,933 restaurant partners in over 230 cities in the Southeast U.S.

Important Information About the Proposed Business Combination and Where to Find It

In connection with the proposed business combination, Landcadia intends to file a preliminary proxy statement and a definitive proxy statement with the Securities and Exchange Commission (“SEC”). Landcadia’s stockholders and other interested persons are advised to read, when available, the preliminary proxy statement and the amendments thereto and the definitive proxy statements and documents incorporated by reference therein filed in connection with the proposed business combination, as these materials will contain important information about Waitr, Landcadia and the proposed business combination. When available, the definitive proxy statement and other relevant materials for the proposed business combination will be mailed to stockholders of Landcadia as of a record date to be established for voting on the proposed business combination. Stockholders will also be able to obtain copies of the preliminary proxy statement, the definitive proxy statement and other documents filed with the SEC that will be incorporated by reference therein, without charge, once available, at the SEC’s web site at www.sec.gov, or by directing a request to: Landcadia Holdings, Inc., 1510 West Loop South, Houston, Texas 77027, Attention: General Counsel, (713) 850-1010.

Participants in the Solicitation

Landcadia and its directors and executive officers may be deemed participants in the solicitation of proxies from Landcadia’s stockholders with respect to the proposed business combination. A list of the names of those directors and executive officers and a description of their interests in Landcadia is contained in Landcadia’s annual report on Form 10-K for the fiscal year ended December 31, 2017, which was filed with the SEC and is available free of charge at the SEC’s web site at www.sec.gov, or by directing a request Landcadia Holdings, Inc., 1510 West Loop South, Houston, Texas 77027, Attention: General Counsel, (713) 850-1010. Additional information regarding the interests of such participants will be contained in the proxy statement for the proposed business combination when available.

Waitr and its directors and executive officers may also be deemed to be participants in the solicitation of proxies from the stockholders of Landcadia in connection with the proposed business combination. A list of the names of such directors and executive officers and information regarding their interests in the proposed business combination will be included in the proxy statement for the proposed business combination when available.

Forward-Looking Statements

This press release includes “forward-looking statements” within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. Landcadia’s and Waitr’s actual results may differ from their expectations, estimates and projections and consequently, you should not rely on these forward looking statements as predictions of future events. Words such as “expect,” “estimate,” “project,” “budget,” “forecast,” “anticipate,” “intend,” “plan,” “may,” “will,” “could,” “should,” “believes,” “predicts,” “potential,” “continue,” and similar expressions are intended to identify such forward-looking statements. These forward-looking statements include, without limitation, Waitr’s full year 2018 outlook and Landcadia’s and Waitr’s expectations regarding the timing of the completion of the proposed business combination. These forward-looking statements involve significant risks and uncertainties that could cause the actual results to differ materially from the expected results. Most of these factors are outside Landcadia’s and Waitr’s control and are difficult to predict. Factors that may cause such differences include, but are not limited to: (1) the occurrence of any event, change or other circumstances that could give rise to the termination of the merger agreement for the proposed business combination (the “Merger Agreement”), (2) the outcome of any legal proceedings that may be instituted against Landcadia and Waitr following the announcement of the Merger Agreement and the transactions contemplated therein; (3) the inability to complete the proposed business combination, including due to failure to obtain approval of the stockholders of Landcadia or other conditions to closing in the Merger Agreement; (4) the occurrence of any event, change or other circumstance that could give rise to the termination of the Merger Agreement or could otherwise cause the transaction to fail to close; (5) the receipt of an unsolicited offer from another party for an alternative business transaction that could interfere with the proposed business combination; (6) the inability to obtain or maintain the listing of the post-acquisition company’s ordinary shares on Nasdaq following the proposed business combination; (7) the risk that the proposed business combination disrupts current plans and operations as a result of the announcement and consummation of the proposed business combination; (8) the ability to recognize the anticipated benefits of the proposed business combination, which may be affected by, among other things, competition, the ability of the combined company to grow and manage growth profitably and retain its key employees; (9) costs related to the proposed business combination; (10) changes in applicable laws or regulations; (11) the possibility that Waitr or the combined company may be adversely affected by other economic, business, and/or competitive factors; and (12) other risks and uncertainties indicated from time to time in the proxy statement relating to the proposed business combination, including those under “Risk Factors” therein, and in Landcadia’s other filings with the SEC. Landcadia cautions that the foregoing list of factors is not exclusive. Landcadia cautions readers not to place undue reliance upon any forward-looking statements, which speak only as of the date made. Landcadia does not undertake or accept any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements to reflect any change in its expectations or any change in events, conditions or circumstances on which any such statement is based.

Contacts:

Investors
WaitrIR@icrinc.com

or

Media
WaitrPR@icrinc.com